SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ________________


     Date of Report (Date of Earliest Event Reported) September 7, 1999


                                F&M BANCORP
             (Exact Name of Registrant as Specified in Charter)


     Maryland                          0-12638              52-1316473
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
 of Incorporation)                                        Identification No.)


            110 Thomas Johnson Drive, Frederick, Maryland  21702
            (Address of Principal Executive Offices)   (Zip Code)


    (Registrant's Telephone Number, Including Area Code) (301) 694-4000




 ITEM 5.   OTHER EVENTS


           On September 7, 1999, F&M Bancorp, a Maryland corporation (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Patapsco Valley Bancshares, Inc., a Maryland corporation ("Patapsco"), pursuant to which the Registrant will acquire Patapsco (the "Acquisition").

           The press release issued by the Registrant with respect to the announcement of the proposed Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety. Also attached hereto as Exhibit 99.2 and incorporated herein by reference is the presentation provided by the Registrant to investment analysts on September 7, 1999 with respect to the proposed Acquisition.

           The press release and the analyst presentation incorporated herein by reference contain certain forward looking statements with respect to the financial condition, results of operations and business of the Registrant following the consummation of the Acquisition, including statements relating to the cost savings, revenue enhancements and other efficiencies that are expected to be realized as a result of the Acquisition. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings, revenue enhancements or other efficiencies from the Acquisition cannot be fully realized; (2) deposit attrition, customer loss or revenue loss following the Acquisition is greater than expected; (3) competitive pressure in the banking and financial services industry increases significantly; (4) changes in the interest rate environment reduce margins; and (5) general economic conditions, either nationally or in Maryland, are less favorable than expected.


 ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

 (c)  Exhibits

           99.1      Press Release issued by F&M Bancorp on September 7,
                     1999

           99.2      Analyst Presentation



                                 SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    F&M BANCORP


                                    By: /s/ Gordon M. Cooley
                                       Name:   Gordon M. Cooley
                                       Title:  Secretary and General Counsel



 Date: September 8, 1999



                               EXHIBIT INDEX


 Exhibit
 Number              Description

 99.1                Press Release issued by F&M Bancorp on September 7,
                     1999

 99.2                Analyst Presentation